Exhibit 3.2

BYLAWS
OF
IDENTITY REHAB CORPORATION

Identity Rehab Corporation (the “Corporation”) is a corporation formed under the Colorado Business Corporation Act.  As used herein, “Act” shall mean the Colorado Business Corporation Act, as it now exists or as it may be subsequently amended, modified or replaced from time to time.

ARTICLE I

OFFICES

Section 1.01   Registered Office and Agent.  The registered office and agent of the Corporation in Colorado shall be as designated by the Board of Directors from time to time.

Section 1.02   Other Offices.  The Corporation may establish and maintain such other offices at such other places of business both within and without the State of Colorado as the Board of Directors may from time to time determine.

ARTICLE II

SHAREHOLDERS

Section 2.01   Annual Meetings.  The annual shareholders’ meeting for electing Directors and transacting other business shall be held at such time and place within or without the State of Colorado as may be designated by the Board of Directors and set forth in the notice of the meeting.  Unless otherwise set forth in the notice of the meeting, the annual shareholders’ meetings shall be held at the Corporation’s principal office.  Failure to hold any annual shareholders’ meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

Section 2.02   Special Meetings.  Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board, if one is elected, or by the President, and shall be called by the President or Secretary at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the proposed meeting.  Such request shall state the purpose or purposes of the proposed meeting.  Unless otherwise set forth in the notice of the meeting, the shareholders’ special meetings shall be held at the Corporation’s principal office.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

Section 2.03   Place of Meeting.  All shareholders’ meetings shall be held at such place, within or without the State of Colorado as shall be fixed from time to time by resolution of the Board of Directors.

Section 2.04   Notice of Meetings.  Written notice stating the date, time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than 60 days before the date of the meeting;

provided, however, if the number of authorized shares are to be increased, at least 30 days’ notice shall be given.  All written notices of meetings shall be given by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting: (i) by deposit in the United States mail, properly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, by first class, registered or certified mail, postage and all other proper fees prepaid, and, if so given, shall be effective when so mailed or (ii) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail [other than as set forth above in Subsection (i)] or private carrier or by personal delivery to the shareholder, and, if so given, shall be effective when actually received by the shareholder.  The record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders’ meeting is the day before the first notice is given to shareholders.  If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.  If three successive notices are given by the Corporation, whether with respect to a shareholders’ meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is make known to the Corporation.

Section 2.05   Waiver of Notice.  Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of the Act or any other applicable statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and waiver of objection to the consideration of a particular matter at the meeting, except when such shareholder attends a meeting for the express purpose of objecting: (i) at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened or because of lack of notice or defective notice or (ii) when a matter is presented, to the consideration of such matter because such matter is not within the purpose or purposes described in the notice of the meeting.

Section 2.06   Organization.  Meetings of the shareholders shall be presided over by the Chairman of the Board, or if the Chairman of the Board is not present or one has not been elected, by the President, or if neither the Chairman of the Board nor the President is present, by a chairman pro tempore to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, or if neither the Secretary nor any Assistant Secretary is present, a secretary pro tempore to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting shall act as secretary of such meeting.

Section 2.07   Voting.  Except as otherwise specifically provided by the Articles of Incorporation or by these Bylaws or by the Act or any other applicable statute, all matters coming before any meeting of shareholders shall be decided by a vote of the majority of the votes validly cast.  The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved at the meeting.

Section 2.08   Shareholders Entitled to Vote.  Each share-holder of the Corporation has the right to vote, in person or by proxy, each share of stock standing in such shareholder’s name on the books of the Corporation on the record date fixed or determined pursuant to Sections 2.04 or 6.08 hereof.

Section 2.09   Proxies.  The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder personally or by such shareholder’s attorney-in-fact duly authorized in writing.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 2.10   Quorum.  The presence at any shareholders’ meeting, in person or by proxy, of the record holders of shares aggregating a majority of the total number of shares entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business.  The shareholders present at a shareholders’ meeting for which a quorum exists may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

Section 2.11   Absence of Quorum.  In the absence of a quorum at any shareholders’ meeting, a majority of the total number of shares entitled to vote at the meeting and present thereat, in person or by proxy, may adjourn the meeting for a period not to exceed 60 days at any one adjournment.  Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meetings at which a quorum is present.

Section 2.12   Voting List.  The Secretary of the Corporation or the officer or agent having charge of the stock transfer books for shares of the Corporation shall make, and have available for inspection, beginning the earlier of ten days before the shareholders’ meeting for which the voting list was prepared or two business days after notice of the meeting is given, and continuing through the meeting, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be kept on file at the principal office of the Corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder or by a shareholder’s agent or attorney for any purpose germane to the meeting at any time during usual business hours.  Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or by a shareholder’s agent or attorney for any purpose germane to the meeting during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting of shareholders.

Section 2.13   Action by Shareholders Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders of the Corporation, may be taken without a meeting if the consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Action taken pursuant to this Section shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation.  Such consent shall have the same force and effect as a unanimous vote of the shareholders of the Corporation.  A consent shall be sufficient for this Section if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

Section 2.14   Meetings by Telecommunications.  Any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting.  A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01   Number and Term of Office.  The Board of Directors of the Corporation shall consist of not less than one nor more than seven Directors.  The exact number of Directors may be fixed or changed from time to time within the foregoing range by either the shareholders or the Board of Directors, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.  In the event that only one Director is acting, all references in the plural shall be deemed to refer only to such individual.  Each Director (whenever elected) shall hold office until such Director’s successor shall have been elected and qualified, unless such Director shall resign or such Director’s office shall become vacant by reason of death or removal.  Directors shall be natural persons of the age of 18 years or older, but need not be residents of the State of Colorado or shareholders of the Corporation.

Section 3.02   Election of Directors.  Except as otherwise provided in Sections 3.03 and 3.04 hereof and except as otherwise provided in the Articles of Incorporation, the Directors shall be elected annually at the annual shareholders’ meeting for the election of Directors.  The persons elected as Directors shall be those nominees, equal to the number then constituting the Board of Directors, who shall receive the largest number of affirmative votes validly cast at such election by the holders of shares entitled to vote therefor.  Failure to annually re-elect Directors of the Corporation shall not affect the validity of any action taken by a Director who shall have been duly elected and qualified and who shall not, at the time of such action, have resigned, died or been removed from such Director’s position as a Director of the Corporation.

Section 3.03   Removal of Directors.  At a meeting called expressly for that purpose, the entire Board of Directors or any lesser number may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.

Section 3.04   Vacancies and Newly Created Directorships.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office and until such Director’s successor shall have been elected and qualified.  Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.  A Director chosen to fill a position resulting from an increase in the number of directors shall hold such position until the next annual meeting of shareholders and until such Director’s successor shall have been elected and qualified.

Section 3.05   Resignations.  Any Director may resign at any time by mailing or delivering or by transmitting by telegram or electronic facsimile transmission written notice of resignation to the Board of Directors of the Corporation at the Corporation’s principal office or its registered office in the State of Colorado or to the President (if such Director is not also the President) or the Secretary (if such Director is not also the Secretary) of the Corporation.  Any such resignation shall take effect when received by the Corporation, unless the notice thereof specifies a later effective date.  Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

Section 3.06   General Powers.  The business of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Act or other applicable statute or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

Section 3.07   Annual Meetings.  The annual meeting of the Board of Directors for electing officers and transacting other business shall be held immediately after the annual shareholders’ meeting at the place of such meeting.  Failure to hold any annual meeting of the Board of Directors of the Corporation at the designated time shall not work a forfeiture or dissolution of the Corporation.

Section 3.08   Regular Meetings.  The Board of Directors from time to time may provide for the holding of regular meetings and fix the time and place of such meetings.  Regular meetings may be held within or without the State of Colorado.  Notice of regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made.

Section 3.09   Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if one be elected, or by the President on two days’ notice to each Director specifying the time, date and place (which may be either within or without the State of Colorado) of the meeting, and shall be called by the President or Secretary in like manner and on like notice on the written request of two or more Directors.

Section 3.10   Notice.  All notices to a Director required by these Bylaws may be given: (i) orally to such Director, personally or by telephone or other wire or wireless communication, and shall be effective when so given or (ii) by deposit in the United States mail, properly addressed to such Director at such Director’s residence or usual place of business, by first class, registered or certified mail, postage and all other proper fees prepaid, and, if so given, shall be effective three days after when so mailed or on the date shown on the return receipt if so mailed by registered or certified mail, return receipt requested, and if the return receipt is signed by such

Director or (iii) by telegraph, teletype, electronically transmitted facsimile, electronic mail, mail [other than as set forth above in Subsection (ii)] or private carrier to such Director, and, if so given, shall be effective when actually received by such Director.  No notice need be given of any adjourned meeting.

Section 3.11   Waiver of Notice.  Whenever any notice is required to be given to any Director of the Corporation under the provisions of the Act or any other applicable statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends such a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened or because of lack of notice or defective notice.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.12   Quorum.  At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by the Act or any other applicable statute or by the Articles of Incorporation or by these Bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  In the absence of a quorum, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum be present.

Section 3.13   Action by Directors or Committee Without Meeting.  Any action required to be taken at a meeting of the Directors of the Corporation or any committee thereof or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof.  Such action shall be effective at the time and date it is so taken unless the Directors establish a different effective time or date.  Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the committee, as the case may be, of the Corporation.  A consent shall be sufficient for this Section if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

Section 3.14   Meetings by Conference Telephone.  Any Director or any member of a committee may participate in a meeting of the Board of Directors or a committee, as the case may be, by means of a conference telephone or other means of communication by which all persons participating in such meeting may hear each other, and such participation shall constitute the presence of such person at such meeting.  A Director or member of a committee participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.15   Compensation.  By resolution of the Board of Directors, any Director may be paid any one or more of the following: (i) such Director’s expenses, if any, of attendance at meetings; (ii) a fixed sum for attendance at meetings or (iii) a stated remuneration as Director.

Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

Section 3.16   Reliance in Good Faith.  In performing a Director’s duties, including a Director’s duties as a member of any committee of the Board upon which a Director may serve, a Director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by: (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented; (ii) counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person’s professional or expert competence or (iii) a committee of the Board of Directors upon which the Director does not serve, duly designated in accordance with provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence; but the Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

Section 3.17   Presumption of Assent.  A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting or unless such Director shall: (i) object at the beginning of the meeting, or promptly upon such Director’s arrival, to holding of the meeting or transacting business at the meeting and such Director does not thereafter vote for or assent to any action taken at the meeting; (ii) contemporaneously request that such Director’s dissent or abstention as to any specific action taken be entered in the minutes of the meeting or (iii) cause written notice of such Director’s dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the Corporation promptly after adjournment of the meeting.  Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

ARTICLE IV

COMMITTEES

Section 4.01   How Constituted.  By resolution adopted by a majority of the whole Board of Directors, the Board may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more Directors.  The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.  Any such committee, to the extent provided in the resolution and except as may otherwise be provided by the Act or any other applicable statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Neither the designation of any such committee, the delegation of authority to such committee nor the action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with such person’s responsibility to act in good faith, in a manner such person reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 4.02   Proceedings, Quorum and Manner of Acting.  Except as otherwise prescribed by the Act or any other applicable statute or by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two members.

ARTICLE V

OFFICERS AND AGENTS

Section 5.01   Officers.  The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors.  The Board of Directors may appoint a Chairman of the Board and may appoint such other officers, assistant officers and agents as may be deemed necessary, including but not limited to Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Information Officer (CIO), and others, and may delegate to one or more officers or agents the authority to appoint such other officers, assistant officers and agents and to prescribe their respective rights, terms of office, authorities and duties.  Any two or more offices of the Corporation may be held by the same person.  An officer of the Corporation need not be a Director of the Corporation nor a resident of the State of Colorado.  The officers of the Corporation shall be natural persons of the age of 18 years or older.

Section 5.02   Term of Office.  Except as otherwise provided in these Bylaws, each officer appointed by the Board of Directors shall hold office until such officer’s successor shall have been appointed and qualified or until the removal, resignation or death of such officer.

Section 5.03   Resignation.  Any officer or agent of the Corporation may resign at any time by mailing or delivering or by transmitting by telegram or by electronic facsimile transmission, notice of such officer’s or agent’s resignation to the Board of Directors of the Corporation at the Corporation’s principal office or its registered office in the State of Colorado or to any Director (or to any Director other than the resigning officer, if such resigning officer is also a Director) or to the President (if such resigning officer is not the President) or the Secretary (if such resigning officer is not the Secretary) of the Corporation.  Any such resignation shall take effect when received by the Corporation, unless the notice thereof specifies a later effective date.  Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

Section 5.04   Removal.  Any officer or agent may be removed by the Board of Directors, or by the Executive Committee, if any, either with or without cause, whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.  In addition, any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof may be removed, either with or without cause, by any such officer or agent upon whom such authority of delegation shall have been conferred by the Board of Directors.

Section 5.05   Vacancies and Newly Created Offices.  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or may be filled by any officer or agent to whom the authority is delegated in accordance with the delegation provisions of Section 5.01 hereof.

Section 5.06   Chairman of the Board.  The Chairman of the Board, if one be elected, shall preside at all shareholders’ meetings and at all meetings of the Board of Directors.  Subject to the supervision of the Board of Directors, the Chairman shall have general charge of the business, affairs and property of the Corporation.  Except as the Board of Directors may otherwise order, the Chairman may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, agreements and certificates representing stock of the Corporation authorized for issuance by the Board of Directors.  The Chairman shall exercise such other powers and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

Section 5.07   President.  The President shall be the chief operating officer of the Corporation and shall, in the absence of the Chairman of the Board, if one is elected, preside at all shareholders’ meetings and at all meetings of the Board of Directors.  Subject to the supervision of the Board of Directors and such direction and control as the Chairman of the Board, if one is elected, may exercise on matters of general policy, the President shall have general supervision over all operating officers, employees and agents.  The President shall sign (unless the Chairman of the Board, if one is elected, or a Vice President shall have signed) certificates representing the stock of the Corporation authorized for issuance by the Board of Directors; and except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements.  The President shall exercise such other authority and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Section 5.08   Executive Vice President and Vice Presidents.  The Executive Vice President, if one is elected, and any Vice Presidents, if one or more are elected, shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President.  At the request of or in the absence or disability of the President, the Executive Vice President (or the Vice President, if there is no duly appointed Executive Vice President, and if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the authority of and be subject to all the restrictions upon the President.  The Executive Vice President or any Vice President may sign (unless the Chairman of the Board, the President or any other Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.

Section 5.09   Treasurer and Assistant Treasurers.  The Treasurer shall have general charge of, and general responsibility for, all funds, securities and receipts of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated by the Board of Directors.  The Treasurer shall have all authority and perform all duties incident to the office of a treasurer of a corporation and as are provided for the Treasurer in these Bylaws, and shall exercise such other authority and perform such other duties as may be assigned to the Treasurer by the Board of Directors.  The Treasurer may sign (unless the Secretary, an Assistant Secretary or an Assistant Treasurer shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.  Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign; and, in the absence of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer.

Section 5.10   Secretary and Assistant Secretaries.  The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all the proceedings of all meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose.  The Secretary shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept and for authenticating same, all of which shall at all reasonable times be open to inspection by any Director.  The Secretary shall sign (unless the Treasurer or an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.  The Secretary shall perform such other duties as appertain to the Secretary’s office or as may be required by the Board of Directors.  Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign; and, in the absence of the Secretary, any Assistant Secretary may perform all the duties of the Secretary.

Section 5.11   Comptroller.  The Comptroller, if one is elected, shall have general charge and supervision of financial reports.  The Comptroller shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall keep the books and accounts and cause adequate audits thereof to be made regularly and shall exercise a general check upon the disbursements of funds of the Corporation.  In general, the Comptroller shall perform all duties incident to the office of a comptroller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned to the Comptroller by the Board of Directors.

Section 5.12   Remuneration.  The salaries or other compensation of the officers of the Corporation shall be determined by the Board of Directors, except that the Board of Directors may by resolution delegate to any officer or agent the authority to fix salaries or other compensation of any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof.  Appointment of an officer (or appointment of any other officer, assistant officer or agent appointed in accordance with the delegation provisions of Section 5.01 hereof) shall not, of itself, create a contractual right to compensation for services performed by such person.

Section 5.13   Surety Bonds.  The Board of Directors may require any officer or agent of the Corporation to execute a bond to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of such person’s duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds or securities that may come into such person’s hands.

ARTICLE VI

CAPITAL STOCK

Section 6.01   Signatures.  The shares of the Corporation’s capital stock shall be represented by certificates signed by the Chairman of the Board of Directors, if one is elected, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation, or a facsimile thereof.  Any or all of the signatures upon certificates may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Section 6.02   Certificates.  Each certificate representing shares of the Corporation shall state upon the face thereof: (i) that the Corporation is organized under the laws of the State of Colorado; (ii) the name of the person to whom such certificate is issued; (iii) the number of shares which such certificate represents and (iv) the par value, if any, of each share represented by such certificate or, if applicable, a statement that the shares are without par value.  Each certificate shall also set forth conspicuously on the face or back thereof any restrictions upon transfer, or a reference thereto, as shall be applicable to such certificate.  No certificate shall be issued for any share of stock until such share is fully paid.

Section 6.03   Classes of Stock.  If the Corporation is or shall become authorized to issue shares of more than one class, then, in addition to the provisions of Section 6.02 hereof, every certificate representing shares issued by the Corporation shall also set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is or shall become authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Section 6.04   Consideration for Shares.  Shares with or without a par value, or without any reference thereto, may be issued for such consideration, expressed in dollars, as shall be fixed from time to time by the Board of Directors.  Unless otherwise provided in the Articles of Incorporation, shares having a par value may be issued for less than the par value.  Treasury shares maybe disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed from time to time by the Board of Directors.  Subject to the provisions of the Act or any other applicable statute, the consideration for the issuance of shares may be paid, in whole or in part, in any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed and other securities of the Corporation.

Section 6.05   Transfer of Stock.  Transfers of shares of stock of the Corporation shall be made on the books of the Corporation upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, subject to the terms of any applicable agreement concerning the transferability of the shares of stock represented by such certificate or certificates.  No transfer shall be binding upon the Corporation, nor shall the Corporation be required to take notice thereof, until: (i) the surrender of the certificate or certificates of the Corporation, duly endorsed or otherwise assigned by the transferor or by such transferor’s attorney in fact, accompanied by such transfer or other taxes and other documents as the Corporation’s counsel may reasonably require and (ii) the issuance of a new certificate or certificates by the Corporation to the transferee and the entry of the transfer on the Corporation’s stock ledger and other records.  Until surrender of such certificate or certificates to the Corporation and the issuance of such new certificate or certificates, the Corporation may treat the transferor as the owner of the shares so represented, and shall not be liable therefor to any person or entity, including the punitive transferee of any certificate which has not been so presented to the Corporation for transfer.

Section 6.06   Registered Shareholders.  Prior to due presentment for registration or transfer of shares of stock, the Corporation may treat the person registered on the Corporation’s books as the absolute owner of such shares of stock for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise expressly provided by the Act or any other applicable statute.  Notwithstanding the foregoing, whenever any transfer of shares shall be made for collateral security and not absolute, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.07   Transfer Agents and Registrars.  The Board of Directors may, from time to time, appoint or remove one or more transfer agents or one or more registrars of transfers of shares of stock of the Corporation, and the same person may be appointed as both transfer agent and registrar.  Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or one of such registrars of transfers and shall not be valid unless so countersigned.  If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 6.08   Fixing or Determination of Record Date.  Subject to the provisions of Section 2.04 hereof and the Act, the Board of Directors may fix, in advance, a date as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders and any adjournment thereof, or entitled to receive payment of any dividend or any other distribution, allotment of rights, or entitled to exercise rights in respect of any change, conversion or exchange of capital stock, or entitled to give any consent for any purpose, or in order to make a determination of shareholders for any other proper purpose.  Any such record date shall be a date not more than 70 days nor less than ten days before the date of such meeting of shareholders or the date of such other action.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If such a record date is fixed, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meetings and any adjournments thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

Section 6.09   Lost or Destroyed Certificates.  The Board of Directors may direct that a new certificate or certificates of stock be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

ARTICLE VII

INDEMNIFICATION

Section 7.01   Exculpation.  No Director, officer, employee, fiduciary or agent of the Corporation shall be liable for the acts, defaults or neglects of any other Director, officer, employee, fiduciary or agent of the Corporation, or for any loss sustained by the Corporation, unless the same has resulted from such person’s own willful misconduct, willful neglect or gross negligence.

Section 7.02   Indemnification.  To the full extent permitted by, and in accordance with, the Act, the Corporation shall indemnify all Directors, officers, employees, fiduciaries and agents (herein referred to as an “indemnified person”) of the Corporation who are threatened to be made or are made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because such indemnified person was a Director, officer, employee, fiduciary or agent of the Corporation.  The applicable provisions concerning such indemnification are presently contained in Article 109 of the Act, Sections 7-109-101 et seq.

Section 7.03   Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, fiduciary or agent of the Corporation or who, while a Director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 7.02 hereof.

ARTICLE VIII

MISCELLANEOUS

Section 8.01   Receipt of Notices by the Corporation.  Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received: (i) at the registered office of the Corporation in the State of Colorado; (ii) at the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation (iii) by the President (if the person giving such notice, writing or document is not the President) or the Secretary (if the person giving such notice, writing or document is not the Secretary) of the Corporation wherever the President or Secretary may be found or (iv) by any other person authorized from time to time by the Board of Directors, the President or the Secretary to receive such writings, wherever such person is found.

Section 8.02   Checks, Drafts, Etc.  All checks, drafts or orders for the payment of money shall be signed by one or more officers or other persons as may be designated by the Board of Directors.

Section 8.03   Fiscal Year.  The fiscal year of the Corporation shall be such as may from time to time be established by the Board of Directors.

Section 8.04   Seal.  The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation.  The form of the seal shall be subject to alteration by the Board of Directors, and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.  Any officer or Director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

Section 8.05   Books and Records.  Subject to the Act or any other applicable statute, the Board of Directors shall have authority from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts, books and documents of the Corporation (other than stock ledger), or any of them, shall be open to the inspection of shareholders or holders of voting trust certificates.

Section 8.06   Waivers of Notice.  Whenever any notice is required to be given by the Act or any other applicable statute, or under the provisions of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent of notice.

Section 8.07   Amendments.  Subject to the Act and any other applicable statute and subject to subsequent repeal or change by action of the shareholders, the Board of Directors shall have the power to make, alter or repeal these Bylaws, in whole or in part, at any time and from time to time.